UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2016

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 24, 2016, the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”) temporarily increased the size of the Board from nine to eleven and elected William H. Osborne and Fay West, as additional members. Also on February 24, 2016, Joseph B. Anderson, Jr. and Patricia C. Barron, members of the Board, announced their retirement from the Board at the end of their respective current terms at the Company’s 2016 annual meeting of shareholders to be held on May 4, 2016, as both have reached the Company’s mandatory retirement age for directors and are not eligible to stand for election this year. To fill the vacancies created by the upcoming retirements of Mr. Anderson and Ms. Barron, Mr. Osborne and Ms. West will be nominated as Class III directors along with the other incumbent director.

Ms. Barron is currently our Lead Director and also serves on the Board’s Compensation/Management Development and Governance Committees. Mr. Anderson currently serves on the Audit and Governance Committees. Effective February 24, 2016, Mr. Osborne was appointed to serve on the Board’s Compensation/Management Development and Governance Committees and Ms. West was appointed to serve on the Board’s Audit Committee.

Mr. Osborne’s and Ms. West’s compensation will be consistent with the Company’s previously disclosed compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 27, 2015, file number 001-12019, under the heading “Director Compensation.” Such compensation consists of an annual cash retainer and a time-based restricted stock award, as determined for each Board year by the Board’s Governance Committee, as well as a fee for each Board and Committee meeting attended. Mr. Osborne’s and Ms. West’s annual cash retainers will be prorated to reflect the commencement date of their service on the Board.

A copy of the press release announcing the appointment of Mr. Osborne and Ms. West to the Company’s Board and the retirements of Mr. Anderson and Ms. Barron is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is included as part of this report:

Exhibit No

99.1	Press Release of Quaker Chemical Corporation dated February 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: February 24, 2016	By:	/S/ ROBERT T. TRAUB
Robert T. Traub Vice President, General Counsel and Corporate Secretary